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                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_______) pertaining to the 2000 Stock Option and Grant Plan of Haights Cross Communications, Inc. (the "Company") of our report dated March 4, 2004, with respect to the consolidated financial statements of the Company included in the Annual Report on Form 10-K (special report pursuant to SP 15d-2) for the year ended December 31, 2003 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


New York, New York                                        Ernst & Young LLP
September 23, 2004